AMENDMENT NO. 6 TO
                          BUSINESS SERVICES CONTRACT


     THIS AMENDMENT NO. 6 TO BUSINESS SERVICES CONTRACT (this "Amendment") is effective as of February 27, 2001 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").


                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Business Services Contract as of November 18, 1999; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Business Services Contract to reflect a new exercise date for options to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend paragraph 1 in its entirety as follows:

     "CSI or its designee(s) shall have the right to purchase up to 600,000 additional shares ("Option Shares") of Company or its successor's stock, upon Company becoming publicly traded at a price of $1.00 (one dollar) per share; however, such right to purchase up to said 600,000 shares shall not vest in CSI, or its designee(s), until Company, or its subsidiaries, shall have been funded a total of four (4) million dollars in any form from whatever source
(s); provided further, however, that under no circumstances shall the option to purchase the 600,000 additional shares become exercisable before June 1, 2001. Such Option Shares shall have continuing priority rights on registration(s) and shall be registered with and as part of the first block of shares registered by Company after the date of Company becoming publicly traded, or any subsequent registration if the option to purchase such Option Shares has been exercised, in whole or in part, by CSI prior to the final preparation date of any registration statement. CSI must exercise this option on or before thirty six
(36) months after the first day upon which the stock of Company begins full reporting, full compliance, public trading, and Company receives said four (4) million dollars in funding."

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                                       CONSULTING & STRATEGY INTERNATIONAL, LLC


                                       By:  /s/ Franklin C. Fisher
                                       Name:    Franklin C. Fisher
                                       Title:   CEO


                                       INSYNQ, INC.


                                       By:  /s/ John P. Gorst
                                       Name:    John P. Gorst
                                       Title:   Chief Executive Officer


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